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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20579


                                    FORM 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported) - December 31, 2004


                                LITTELFUSE, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                        0-20388                36-3795742
(State of other jurisdiction            (Commission             (IRS Employer
      of incorporation)                File Number)          Identification No.)

                  800 E. Northwest Hwy., Des Plaines, IL 60016
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (847) 824-1188

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

                  On December 31, 2004, Littelfuse, Inc. (the "Company") entered into a First Amendment to Employment Agreement with Howard B. Witt, the Chairman, Chief Executive Officer and President of the Company. Under the terms of Mr. Witt's Employment Agreement with the Company, and as the Company previously announced, Mr. Witt will retire from such positions effective December 31, 2004. The terms of the First Amendment provide that, in consideration for Mr. Witt agreeing to extend the non-competition period under his Employment Agreement for an additional two years beyond the initial two-year period, the Company agrees to pay Mr. Witt $200,000 on or before January 15, 2005.

                  As of January 1, 2005, the Company entered into a two-year Consulting Agreement with Mr. Witt. The terms of the Consulting Agreement provide that Mr. Witt will be paid $275,000 per year during the term of the agreement and will be required to provide certain consulting services to the Company as may be reasonably requested by the President or the Board of Directors of the Company from time to time, but in no event shall Mr. Witt be required to work more than 40 hours during any calendar month. Mr. Witt will be provided with working facilities, support staff and reimbursements for reasonable business expenses incurred by Mr. Witt in performing his duties under the Consulting Agreement. In addition, if so requested by the Board of Directors of the Company and elected by the stockholders of the Company, Mr. Witt has agreed to serve as a director of the Company during the two-year term of the agreement. If elected as a director of the Company, Mr. Witt will receive compensation for his services as a director, in addition to the annual compensation as a consultant discussed above, in an amount equal to the compensation paid to the other non-employee directors of the Company for their services as directors.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             LITTELFUSE, INC.

Date:  January 5, 2005                       By:  /s/ Philip G. Franklin
                                                ------------------------
                                             Philip G. Franklin
                                             Vice President, Operations
                                             Support and Chief Financial Officer